UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-1310094	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2006, Accentia Biopharmaceuticals, Inc. (“Accentia”) entered into a securities purchase agreement relating to a private placement in which Accentia issued and sold to certain accredited investors, for an aggregate purchase price of approximately $8.2 million, 1,647,000 shares of its common stock at a purchase price of $5.00 per share and warrants to purchase up to 823,500 shares of its common stock at an exercise price of $6.59 per share. Accentia has agreed to file a registration statement with the Securities and Exchange Commission within 30 days after closing covering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the warrants issued in the private placement.

Susquehanna Financial Group, LLLP and Rodman & Renshaw, LLC acted as placement agents in the transaction. The securities purchase agreement, registration rights agreement and the form of warrant are attached hereto as Exhibits 9.1, 9.2 and 9.3, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Additionally, on May 15, 2006, Accentia converted $3.2 million of existing indebtedness and related interest owed to Hopkins Capital Group II, LLC in a non-cash transaction by issuing 412,892 unregistered shares of common stock at a price of $8.00 per share.

The shares of common stock and the warrants issued to the investors in the private placement and to Hopkins Capital Group II, LLC. have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Accentia is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Each investor in the private placement represented that it was an accredited investor, as such term is defined in Regulation D under the Act, and that it was acquiring the common stock and warrants for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the common stock and warrants issued in the private placement. In addition, Hopkins Capital Group II, LLC represented that it was an accredited investor, as such term is defined in Regulation D under the Act, and that it was acquiring the common stock for investment only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

a.	Not applicable

b.	Not applicable

c.	Not applicable

d.	See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: May 19, 2006

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement between Accentia Biopharmaceuticals, Inc. and Various Investors dated May 15, 2006

10.2	Registration Rights Agreement between Accentia Biopharmaceuticals, Inc. and Various Investors dated May 15, 2006

10.3	Form of Common Stock Purchase Warrant dated May 15, 2006

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